UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 29, 2017

Cleveland BioLabs, Inc.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
73 High Street Buffalo, NY 14203
(Address of Principal Executive Offices and zip code)

(716) 849-6810
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29th, 2017, John Szydlo notified Cleveland Biolabs, Inc. (the “Company”) that he will resign as the Company’s Principal Financial Officer, effective June 16, 2017, in order to accept a senior executive position at another company. Following Mr. Szydlo’s resignation, Yakov Kogan, the Company’s Chief Executive Officer, will serve as the interim Principal Financial Officer, effective June 16th,  while the Company searches for a replacement for Mr. Szydlo. Information regarding Dr. Kogan’s background and business experience, contracts between the Company and Dr. Kogan and any related party transactions involving Dr. Kogan is incorporated by reference herein from the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 3, 2017. Mr. Szydlo will continue to be employed by the Company to assist with the transition of his duties for a period of approximately one week after the effective date of his resignation from the office of Principal Financial Officer. Mr. Szydlo’s decision to resign was not due to any disagreement relating to the Company’s management, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland BioLabs, Inc.

Date: June 2, 2017	By: /s/ YAKOV KOGAN
Name: Yakov Kogan
Title: Chief Executive Officer